EXHIBIT 10.02

Contribution Agreement

BETWEEN

ROSELLINI SCIENTIFIC LLC AND NEXEON MEDSYSTEMS INC.

This 2015 Contribution Agreement (the “Agreement”), dated as of January 2, 2016, by and between Rosellini Scientific LLC, a Texas limited liability company and Belltower Associates LLC, a Delaware limited liability company, a wholly owned subsidiary of Rosellini Scitenific LLC, (collectively the “Transferor”), and Nexeon MedSystems Inc, a Nevada corporation (the “Transferee”).

WHEREAS, Transferor entered into a Joint Venture Agreement with Nexeon MedSystems Inc, a Delaware corporation, (“NMD”) predecessor to Transferee; and

WHEREAS, Transferee has entered into a merger acquisition agreement with NMD whereby Transferee will become the successor corporation and NMD will be dissolved; and

WHEREAS, Transferor owns various valuable tangible and intangible assets it wishes to contribute to Transferee in exchange for shares of Transferee’s Restricted Common Stock representing a controlling interest in Transferee; and

WHEREAS, Transferor and Transferee now wish to enter into this Contribution Agreement whereby Transferor contributes the assets set forth herein below in exchange for 13,200,000 shares of Transferee’s Restricted Common Stock (the “Stock”);

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Contributions and Services. Transferor hereby contributes and in addition shall provide various services to Transferee and hereby transfers all if its rights, title, copyright, and interests of any kind or nature whatsoever in and to any and all of the following:

a.	Transferor shall provide an experienced management team in order to advance the development and commercialization of the medical intellectual property currently owned or controlled by the Transferee or acquired as a result of its merger with NMD;

b.	Transferor, during 2016, shall organize and file, on behalf of Transferee, a Form 10 Registration Statement with the U.S. Securities and Exchange Commission in order for the Transferee to become a full reporting public company trading on the OTC Markets QB Stock Exchange. In the near future it will be the intent of Transferor to file an N-2 Statement pursuant to the 1940 Investment Company Act and transform Transferee into an SEC Registered Business Development Corporation;

c.	Transferor shall use its best efforts to assist Transferee and NMD with the conversion of any and all of Transferee’s accounts payable to a paid status using cash and shares of Transferee’s Restricted Common Stock;

d.	Transferor shall use its best efforts to assist Transferee and NMD with the conversion of any and all of Transferee’s stockholder loans;

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e.	Transferor shall cause to be prepared and circulate an SEC Regulation D Private Placement Memorandum and use its best efforts to form up to $1,000,000 of new capital for Transferee prior to the end of the second quarter 2016;

f.	Transferor shall assign, subject to regulatory transfer approval, all rights, title, and interest in and to the Federal NIH/SBIR awarded Grant #1R44HL129870-01 described n section (a) below. In addition Transferor, upon award, shall assign, subject to regulatory transfer approval, all rights, title, and interest to Transferee in and to the following Federal Grants:

(a)     1R44HL129870-01 Development of a microperforated nanocomposite balloon for intravascular anti-restenotic drug delivery;

(b)     1R43CA206792-01 Localized, Intravascular Delivery of TALE Fusion Proteins for Hepatocellular Carcinoma BATES, MARK  Pending IRG Review 9/16/2015

(c)     1R43CA206773-01 Deployable Filter for the Capture of Embolic Bead Reflux BATES, MARK  Pending IRG Review 9/15/2015;

(d)     1R43HL131214-01A1 Development of a sheath with a deployable filter system for intravascular embolism protection to reduce occlusions that can eventually require extremity amputation. BATES, MARK  Pending IRG Review 9/14/2015;

g.	Transferor shall assign, subject to regulatory transfer approval, all of its rights, title, and interest in and to the Matching Funds Grant #KSTC-184-512-16-234 in the amount of $150,000 awarded by the State of Kentucky;

h.	Transferor hereby assigns all of its rights, title, and interest in and to the Joint Venture Agreement, dated March 3, 2015 by and between Transferor and NMD;

i.	Transferor hereby assigns and transfers all of its rights, title, and interest in and to 1,675,000 shares of Nuviant Medical Inc, a Nevada corporation, Restricted Common Stock;

j.	Transferor hereby assigns and transfers all of its rights, title, and interest in and to 167 shares of Microtransponder, Inc., a Delaware corporation, Restricted Common Stock;

k.	140 Shares of Common Stock of Telemend Medical, Inc., a Deleware corporation, along with a five year promissory note with annual interest at the rate of 8% payable to Rosellini Scientific LLC by Telemend Medical, Inc.

l.	Transferor herby grants the exclusive option to Transferee, to be exercised no later than September 31, 2016, to acquire from Transferor all of the shares of Restricted Common Stock or Membership Interest owned or controlled by Transferor on the date at which Transferee exercises its option to acquire such interest of NeuroTek Medical, Inc., a Delaware corporation. There shall be no additional consideration payable from Transferee to Transferor upon the exercise of such option(s) by Transferee; and

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m.	Any and all assets set forth herein above are being transferred by Transferor to Transferee at the then current tax basis as set forth in the books and records of Transferor.

2.     Representations and Warranties of Transferee. Transferee hereby represents and warrants to Transferor, that the statements in the following paragraphs of this Section 2 are all true, correct, and complete as of the date of execution hereof:

a.     Due Organization; Good Standing and Power. The Transferee is duly organized corporation, validly existing and, in good standing under the laws of Nevada. The Transferee has the corporate power and authority to own, lease, and operate its assets and to conduct its Business as presently being conducted.

b.     Validity of Agreement; Capitalization. Transferee has the full power and authority to enter into this Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Transferee and this Agreement constitutes a legal, valid and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general equity principles. The execution, delivery and performance of this Agreement to which it is a party by the Transferee has been duly authorized by all requisite corporate action on its part.

c.     No Approvals or Notices Required; No Conflict with Instruments. The execution, delivery and performance of this Agreement by the Transferee and the consummation by it of the transactions contemplated hereby (i) does not violate (with or without the giving of notice or the lapse of time or both) or require any consent, approval, filing or notice under, (ii) does not result in the creation of any Encumbrance (except pursuant to this Agreement and those arising by virtue of any action taken by or on behalf of Transferor or its affiliates and restrictions on transfers that may be imposed by Applicable Laws) on the Transferee Stock or any equity interests of the Transferee under, conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Transferee under, or (iii) result in the creation of an encumbrance upon any asset of the Transferee pursuant to: (A) applicable law, (B) any permit, (C) the limited liability charters or bylaws of the Transferee, or (D) any instrument or other agreement to which the Transferee is a party or by which any of its assets are bound or affected. The newly issued restricted shares of the Transferee’s Common Stock are transferable and assignable to Transferor as contemplated by this Agreement without the waiver of any right of first refusal or the consent of any other party being obtained, and there exists no preferential right of purchase in favor of any person with respect of any of the Transferee Stock or the business.

d.     Legal Proceedings. There is no litigation, proceeding, claim or governmental investigation pending or, to the knowledge of the Transferee, threatened, that seeks relief or damages against the Transferee or any of the respective assets or the business or which would prevent the consummation of the transactions contemplated by this Agreement and the Transferee has not been charged with any violation of or, to the knowledge of the Transferee, threatened with a charge or violation of, any provision of applicable laws.

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e.     Conduct of Business in Compliance with Applicable Laws. The Transferee has conducted its Business in compliance with all Applicable Laws, except as would not, individually or in the aggregate, have a material adverse effect.

f.     Certain Fees. Neither the Transferee nor its respective officers, directors or employees, have employed any broker or finder or incurred any other liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

g.     No Other Representations Acknowledgement. The Transferee acknowledges that neither the Transferor nor any of their affiliates or any of their respective directors, officers, employees, agents, advisors or representatives makes any representation or warranty, either express or implied, to the Transferee or their agents or representatives, except for the representations and warranties set forth in this Agreement, or in any certificate or other instrument or document delivered in connection herewith or therewith.

3.     Representations and Warranties of Transferor. Transferor hereby represents and warrants to the Transferee that the statements in the following paragraphs of this Section 3 are all true and complete as of the Payment Date:

Due Organization; Good Standing and Power. The Transferor is duly organized limited liability company, validly existing and in good standing under the laws of Texas. The Transferee has the corporate power and authority to own, lease, and operate its assets and to conduct its Business as presently being conducted.

Exempt Transaction. Transferor understands that the offering and sale of the newly issued restricted shares of the Transferee’s Restricted Common Stock is intended to be exempt from registration under the Securities Act and exempt from registration or qualification under any state law.

b.     Full Power and Authority. Transferor represents that they have full power and authority to enter into this Agreement and consummating the transactions contemplated hereby.

c.     The Newly Issued Restricted Shares The newly issued shares of the Transferee’s Restricted Common Stock to be acquired by Transferor hereunder will be acquired for investment for Transferor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Transferor has no present intention of selling, granting any participation in, or otherwise distributing the same except within the terms, conditions, restrictions, and rules of the United States Securities and Exchange Commission.

d.     Investment Experience. Transferor understands that the receipt of the newly issued shares of the Transferee’s Restricted Common Stock involves substantial risk. Transferor:

i.     has experience as an acquirer and owner of securities of companies in the development stage and acknowledges that it can bear the economic risk of Transferor’s investment in Transferee’s Restricted Common Stock; and,

ii.     has such knowledge and experience in financial, tax, and business matters so as to enable Transferor to evaluate the merits and risks of an investment in Transferee’s Restricted Common Stock, to protect Transferor’s own interests in connection with the acquisition and to make an informed investment decision with respect thereto.

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e.     No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Transferor is not relying on any oral or written statements made by the Transferee, Transferee’s agent, representatives, employees or affiliates in acquiring Transferee’s Restricted Common Stock.

f.     Restricted Securities. Transferor understands that the Transferee’s Restricted Common Stock is characterized as "restricted securities" under the Securities Act in as much as they are being acquired by the Transferor from the Transferee in a transaction not involving a public offering.

g.     Opinion Necessary. Transferor acknowledges that if any transfer of the Transferable Transferee’s Restricted Common Stock is proposed to be made in reliance upon an exemption under the Securities Act, the Transferee may require an opinion of counsel that such transfer may be made pursuant to an applicable exemption under the Securities Act. Transferor acknowledges that a restrictive legend will appear on Transferee’s Restricted Common Stock and must remain until such time as it may be removed under the Securities Act.

h.     Information. Transferor hereby acknowledges the receipt of any and all information regarding the Transferee including financial statements requested by Transferor or its officers, directors, employees or agents as that information is received.

4.     Indemnification.

a.     Transferee shall indemnify and hold harmless the Transferor from and against any and all losses, damages, expenses and liabilities (collectively "Liabilities") or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively "Actions" and together with the Liabilities, the "Losses") arising out of or in connection with the conduct of Transferee. Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in court costs and other expenses incurred in connection with investigating, preparing, defending paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to Transferor’s obligation to reimburse Transferee for such losses and the possibility that such payments might later be held to have been improper. connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Transferee's obligation to reimburse Transferor for such Losses and the possibility that such payments might later be held to have been improper.

b.     Transferor shall indemnify and hold harmless the Transferee from and against any and all losses, damages, expenses and liabilities or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement arising out of or in connection with the conduct of Transferor. Losses include, but are not limited to, all reasonable legal fees,

5.     Conditions Precedent. The obligations of Transferor set forth in Section 1 herein above shall be conditioned upon the occurrence of the following events: 1) Shareholder’s of Transferee holding debt owed by Transferee shall have agreed to convert said debt to cash and shares of restricted common stock of Transferee in satisfaction of all debt; 2) NMD and Transferee shall have entered into a binding definitive merger agreement whereby any and all terms and conditions of said agreement, precedent other otherwise shall have been met and the merger transaction is ready for final completion.

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6.     Transferee Board of Directors. Simultaneous with the transfer of Transferee’s shares of Restricted Common Stock to Transferor the member(s) of Transferee’s Board of Directors shall elect William Rosellini, Mark Bates, and an individual nominated by Mark Bates, and an individual nominated by William Rosellini to the Board of Directors of Transferee and each existing member of the Board, except for Ron Conquest, shall resign.

7.     Further Assurances. Transferor and Transferee agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

8.     Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

9.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.   No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11.   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12.   Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13.   Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Nevada.

14.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Final Contribution Agreement to be effective as of the date first above written herein.

ROSELLINI SCIENTIFIC LLC

By:	/s/ William Rosellini	Date: January 2, 2016
William Rosellini, Its Sole Member

NEXEON MEDSYSTEMS Inc.

By:	/s/ Ron Conquest	Date: January 2, 2016
Ron Conquest, Sole Director and Shareholder

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